Exhibit 99.1

JACKSONVILLE BANCORP, INC. (JXSB) DECLARES QUARTERLY AND SPECIAL DIVIDENDS

DECEMBER 8, 2015

Jacksonville, Illinois

Contact:	Andrew F. Applebee	Richard A. Foss
	Chairman	President-Chief Executive Officer
217-245-4111

Andrew F. Applebee, Chairman of Jacksonville Bancorp, Inc. (the "Bancorp") today announced that the Bancorp has declared a cash dividend of $.08 per share on the Bancorp's common stock for the fiscal quarter ending December 31, 2015. The dividend will be payable to stockholders of record as of December 23, 2015, and will be paid on January 6, 2016.

Mr. Applebee further announced that the Bancorp has also declared a one-time, special dividend of $1.00 per share on the Bancorp’s common stock. This special dividend will be payable to stockholders of record as of December 23, 2015, and will be paid on January 12, 2016.

Jacksonville Bancorp, Inc. is a Maryland chartered stock holding company that owns 100% of Jacksonville Savings Bank. Jacksonville Savings Bank is an Illinois-chartered savings bank headquartered in Jacksonville, Illinois, whose deposits are insured by the Federal Deposit Insurance Corporation.